UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2006

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona		85260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 3, 2006, Allied Waste Industries, Inc. issued the following press release:

Contact: Michael S. Burnett
Senior Vice President, Treasurer
480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE COMMENCES TENDER OFFER AND CONSENT SOLICITATION FOR ITS 8 7/8% SENIOR NOTES DUE 2008

--ANNOUNCES $600 MILLION SENIOR NOTES OFFERING--

Scottsdale, AZ – May 3, 2006 - Allied Waste Industries, Inc. ("Allied") (NYSE: AW) today announced that its wholly-owned subsidiary, Allied Waste North America, Inc. ("AWNA"), is commencing a tender offer to purchase any and all of its $600 million in aggregate principal amount of outstanding 8 7/8% Senior Notes due 2008 (the "2008 Notes") through a cash tender offer (the "Tender Offer") with the proceeds from a concurrent private placement of $600 million in aggregate principal amount of Senior Notes due 2016 (the "Notes Offering").

The senior notes being offered by AWNA in the Notes Offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The senior notes are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

The Tender Offer will expire at 11:59 p.m., New York City time, on May 31, 2006, the "expiration date." Under the terms of the Tender Offer, holders of the 2008 Notes who validly tender and do not validly withdraw their 2008 Notes and consents prior to 5:00 p.m., New York City time, on May 16, 2006, the "consent date," will receive the "total consideration," which is equal to the tender consideration plus an amount equal to $12.50 per $1,000 principal amount of 2008 Notes, or the "consent payment." The "tender consideration" is equal to (i) the sum of the present values of the remaining scheduled payments of principal and interest on the 2008 Notes discounted to maturity on a semi-annual basis at the applicable treasury yield plus 50 basis points, minus (ii) accrued and unpaid interest to, but not including, the early settlement date (which will promptly follow the consent date, as defined below), minus (iii) the consent payment. Holders who validly tender their 2008 Notes prior to the expiration date will only receive the tender consideration. In both cases, holders whose 2008 Notes are purchased in the Tender Offer will also be paid accrued and unpaid interest from the most recent interest payment date on the 2008 Notes to, but not including, the applicable settlement date. It is expected that the early settlement date will be May 17, 2006, and the final settlement date will be June 1, 2006.

In connection with the Tender Offer, AWNA is soliciting the consents of holders of the 2008 Notes to certain proposed amendments to the indenture governing the 2008 Notes (the "Consent Solicitation"). The primary purpose of the Consent Solicitation and proposed amendments is to eliminate substantially all of the restrictive covenants and certain events of default and reduce the required notice period contained in the optional redemption provision of the indenture. This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the 2008 Notes.

The Tender Offer is contingent upon the satisfaction of certain conditions, including (a) the Notes Offering having been consummated, including the raising of approximately $600 million in gross proceeds by AWNA from the Notes Offering, and (b) the receipt of requisite consents in order to adopt the proposed amendments to the indenture governing the 2008 Notes. If any of the conditions are not satisfied, AWNA is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered 2008 Notes, and may even terminate the Tender Offer. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in AWNA’s offer to purchase and consent solicitation, dated May 3, 2006.

Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent, at 800-848-2998 or 212-269-5550.

UBS Investment Bank and Citigroup Corporate and Investment Banking will each act as Dealer Manager for the Tender Offer and Solicitation Agent for the Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to either UBS Investment Bank at 888-722-9555 ext. 4210 or Citigroup Corporate and Investment Banking at 800-558-3745.

About Allied Waste Industries

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States and Puerto Rico. As of March 31, 2006, the Company operated a network of 305 collection companies, 163 transfer stations, 169 active landfills and 57 recycling facilities in 37 states and Puerto Rico.

Safe Harbor for Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward looking statements in this press release include, among others, statements regarding the issuance of the senior notes and the use of proceeds thereof.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues because our objectives for price increases, including fuel recovery fees, or revenue growth may not be attained; (4) potential increases in commodity, insurance, oil and fuel prices may make it more expensive to operate our business; (5) a change in interest rates or a reduction in the Company's cash flow could impair our ability to service and reduce our debt obligations; (6) price increases may not be adequate to offset the impact of inflation on our costs; (7) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt; (8) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (9) severe weather conditions could impair our operating results; (10) the covenants in our credit facilities and indentures may limit our ability to operate our business; (11) we could be unable to obtain required permits; (12) we may be unable to raise additional capital to meet our operational needs; (13) our ability to service and refinance our debt and operate our business because of our significant leverage; (14) increases in final capping, closure, post- closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (15) we may be unable to obtain financial assurances, including if our bonds are downgraded; (16) government regulations may increase the cost of doing business; (17) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (18) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (19) risks associated with undisclosed liabilities of acquired businesses; (20) the effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; (21) we may not be able to realize some or all anticipated net benefits associated with the best practice programs, the operations effectiveness programs, or from our market rationalization plan; (22) potential volatility resulting from impairment of the Company's goodwill; (23) potential issues arising from changes in accounting estimates and judgments; and (24) the outcome of legal or tax proceedings.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Item 1A -- Risk Factors in Allied's Form 10-K for the year ended December 31, 2005. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

May 3, 2006	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer